UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 24, 2020

Wyndham Hotels & Resorts,Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38432 (Commission File Number)	82-3356232 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address,

if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.   Costs Associated with Exit or Disposal Activities.

On March 30, 2020, Wyndham Hotels & Resorts, Inc. (the “Company”) announced workforce reductions approved on March 26, 2020, as part of the Company’s cost cutting measures implemented in response to the negative financial and operational impacts resulting from the rapidly evolving novel coronavirus (“COVID-19”) pandemic. Nearly half of the Company's 2,500 corporate payroll staff worldwide are impacted either through workforce reductions, salary reductions or reduced-hour work weeks.

The Company expects to incur total pre-tax charges of approximately $15 million to $18 million in connection with this action, primarily all of which represents future cash expenditures for the payment of severance and related benefits costs. Under this plan, the Company will eliminate approximately 270 positions. The Company expects this initiative to be substantially complete in the second quarter of 2020 and that annual savings realized will be approximately $30 million.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, the Company announced that Tom H. Barber will leave his role as Global Chief Development Officer, effective April 1, 2020.  The Chief Development Officer for North America will now report directly to the President and Chief Executive Officer, and the development leaders for the Company's international regions will report to their respective regional presidents. The Company expects to enter into a Separation and Release Agreement with Mr. Barber providing for separation consideration consistent with the terms of his employment letter dated May 16, 2018.  The Company’s obligation to provide the separation consideration is contingent on Mr. Barber’s execution and non-revocation of a release of claims, if any.

Item 7.01.   Regulation FD Disclosure.

Reduction in Base Compensation of President and Chief Executive Officer

On March 25, 2020, the Compensation Committee of the Board of Directors (the “Board”) of the Company agreed that, in recognition of the negative financial and operational impacts resulting from the rapidly evolving COVID-19 pandemic and the desire of the Company’s President and Chief Executive Officer to forgo a portion of his base compensation given the current uncertainty, effective as of April 1, 2020, the Company’s President and Chief Executive Officer, Geoffrey A. Ballotti, will forgo 100% of his 2020 base compensation indefinitely. This reduction will be effective until such time as the Compensation Committee determines otherwise in light of the COVID-19 pandemic.

Reduction in Annual Retainers for the Board of Directors

On March 25, 2020, the Corporate Governance Committee of the Board agreed that, effective as of such date, in recognition of the negative financial and operational impacts resulting from the rapidly evolving COVID-19 pandemic and the Board’s desire to forgo a portion of their compensation given the current uncertainty, each non-employee director serving on the Board will forgo the cash-based portion of the 2020 annual retainer and committee chair and membership fees indefinitely. This reduction will be effective until such time as the Corporate Governance Committee determines otherwise in light of the COVID-19 pandemic.

The information included in this Item 7.01 shall not be deemed “filed” for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This report contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the COVID-19 pandemic. Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, the performance of financial and credit markets, the economic environment for the hospitality industry, operating risks associated with the hotel franchising and management businesses, the impact of war, terrorist activity or political strife, concerns with or threats of pandemics, contagious diseases or health epidemics, including the effects of the COVID-19 pandemic, risks related to restructuring or strategic initiatives, risks related to the acquisition of La Quinta and the Company’s relationship with CorePoint Lodging, risks related to the Company’s ability to obtain financing and the terms of such financing and the timing and amount of future share repurchases and dividends, as well as the risks described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, subsequent events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: March 30, 2020	By:	/s/ Paul F. Cash
Paul F. Cash General Counsel, Chief Compliance Officer and Corporate Secretary